Exhibit 99.1

Electronic Arts Reports Q3 FY25 Results
EA plans $1 billion accelerated stock repurchase further demonstrating conviction in long-term growth of the business

REDWOOD CITY, CA – February 4, 2025 – Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its third quarter ended December 31, 2024.

“The record success of our EA SPORTS FC 25 Team of the Year event demonstrates our creative teams’ ability to adapt, innovate, and execute at scale,” said Andrew Wilson, CEO of Electronic Arts. “As we build on this momentum across EA, we are confident in a return to growth in FY26 and beyond as we bring our next wave of iconic entertainment to players and fans worldwide.”

“Today, we announced plans for a $1 billion accelerated share repurchase, which is expected to bring total stock repurchases to $2.5 billion within the first year of our $5 billion authorization,” said Stuart Canfield, CFO of Electronic Arts. “This reflects both our confidence in EA’s long-term strategy and our ability to balance investment in growth with capital returns.”

Selected Operating Highlights and Metrics

•Net bookings1 for the quarter totaled $2.215 billion.
•Our Global Football franchise net bookings have grown more than 70% over the last five fiscal years, making it one of the biggest sports entertainment properties in the world.
•Our gameplay update for EA SPORTS FCTM 25, released on January 16th, drove engagement levels above our expectations, with over two million Ultimate Team players re-activated from earlier in the launch cycle.
•EA SPORTS FC Mobile saw a double-digit increase in new players and engagement year-over-year.
•American Football saw double-digit growth in weekly active users year-over-year in the third quarter, and remains on pace to surpass $1 billion in net bookings for fiscal year 2025.
•EA unveiled BattlefieldTM Labs, a new initiative allowing player-driven testing and innovation ahead of the franchise’s expected fiscal year 2026 release.

Selected Financial Highlights and Metrics

•Net revenue was $1.883 billion.
•Net cash provided by operating activities was $1.176 billion for the quarter and $2.110 billion for the trailing twelve months.
•EA repurchased 2.4 million shares for $375 million during the quarter under the stock repurchase program, bringing the total for the trailing twelve months to 10.1 million shares for $1.450 billion.
•EA plans for an accelerated stock repurchase program of $1 billion, which is expected to bring the total stockholder return to $2.5 billion within the first year of our $5 billion authorization.

Dividend

EA has declared a quarterly cash dividend of $0.19 per share of the Company’s common stock. The dividend is payable on March 19, 2025 to stockholders of record as of the close of business on February 26, 2025.

Quarterly Financial Highlights

	Three Months Ended
	December 31,
(in $ millions, except per share amounts)	2024	2023
Full game	599	618
Live services and other	1,284	1,327
Total net revenue	1,883	1,945

Net income	293	290
Diluted earnings per share	1.11	1.07

Operating cash flow	1,176	1,264

Value of shares repurchased	375	325
Number of shares repurchased	2.4	2.5

Cash dividend paid	50	51

Trailing Twelve Months Financial Highlights

	Twelve Months Ended
	December 31,
(in $ millions)	2024	2023
Full game	1,898	2,054
Live services and other	5,449	5,603
Total net revenue	7,347	7,657

Net income	1,049	1,079

Operating cash flow	2,110	2,352

Value of shares repurchased	1,450	1,300
Number of shares repurchased	10.1	10.4

Operating Metric

The following is a calculation of our total net bookings1 for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in $ millions)	2024	2023	2024	2023
Total net revenue	1,883	1,945	7,347	7,657
Change in deferred net revenue (online-enabled games)	332	421	(125)	53
Total net bookings	2,215	2,366	7,222	7,710

Business Outlook as of February 4, 2025

Fiscal Year 2025 Expectations – Ending March 31, 2025

Financial outlook metrics:
•Net revenue is expected to be approximately $7.250 billion to $7.400 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately ($250) million.
•Net income is expected to be approximately $1.038 billion to $1.130 billion.
•Diluted earnings per share is expected to be approximately $3.90 to $4.25.
•Operating cash flow is expected to be approximately $1.800 billion to $1.900 billion.
•The Company estimates a share count of 266 million for purposes of calculating diluted earnings per share.

Operational outlook metric:
•Net bookings1 is expected to be approximately $7.000 billion to $7.150 billion.

Fourth Quarter Fiscal Year 2025 Expectations – Ending March 31, 2025

Financial outlook metrics:
•Net revenue is expected to be approximately $1.682 billion to $1.832 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately ($238) million.
•Net income is expected to be approximately $171 million to $263 million.
•Diluted earnings per share is expected to be approximately $0.65 to $1.00.
•The Company estimates a share count of 264 million for purposes of calculating diluted earnings per share.

Operational outlook metric:
•Net bookings1 is expected to be approximately $1.444 billion to $1.594 billion.

Conference Call and Supporting Documents
Electronic Arts will host a conference call on February 4, 2025 at 2:00 pm PT (5:00 pm ET) to review its results for the third fiscal quarter ended December 31, 2024 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number (855) 761-5600 (domestic) or (646) 307-1097 (international), using the conference code 5939891 or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation with a financial model of EA’s historical results and guidance on EA’s IR Website. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until February 11, 2025 at (800) 770-2030 (domestic) or (609) 800-9099 (international) using conference code 5939891. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s expectations under the heading “Business Outlook as of February 4, 2025” and other information regarding EA's expectations contain forward-looking statements that are subject to change. Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s products and services; the Company’s ability to develop and support digital products and services, including managing online security and privacy; outages of our products, services and technological infrastructure; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; governmental regulations; the effectiveness of the Company’s sales and marketing programs; timely development and release of the Company’s products and services; the Company’s ability to realize the anticipated benefits of, and integrate, acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences and trends; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; economic and geopolitical conditions; changes in our tax rates or tax laws; and other factors described in Part II, Item 1A of Electronic Arts’ latest Quarterly Report on Form 10-Q under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2024.

These forward-looking statements are current as of February 4, 2025. Electronic Arts assumes no obligation to revise or update any forward-looking statement, except as required by law. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2024. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended December 31, 2024.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers.

In fiscal year 2024, EA posted GAAP net revenue of approximately $7.6 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS FC™, Battlefield™, Apex Legends™, The Sims™, EA SPORTS™ Madden NFL, EA SPORTS™ College Football, Need for Speed™, Dragon Age™, Titanfall™, Plants vs. Zombies™ and EA SPORTS F1®. More information about EA is available at www.ea.com/news.

EA, EA SPORTS, EA SPORTS FC, Battlefield, Need for Speed, Apex Legends, The Sims, Dragon Age, Titanfall, and Plants vs. Zombies are trademarks of Electronic Arts Inc. John Madden, NFL, FIFA and F1 are the property of their respective owners and used with permission.

For additional information, please contact:

Andrew Uerkwitz	Justin Higgs
Vice President, Investor Relations	Vice President, Corporate Communications
650-674-7191	925-502-9253
auerkwitz@ea.com	jhiggs@ea.com

1 Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in $ millions, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,

	2024	2023	2024	2023
Net revenue	1,883	1,945	5,568	5,783
Cost of revenue	456	529	1,175	1,353
Gross profit	1,427	1,416	4,393	4,430
Operating expenses:
Research and development	606	584	1,883	1,782
Marketing and sales	251	276	728	785
General and administrative	176	170	553	506
Amortization of intangibles	16	21	50	70
Restructuring	1	—	54	3
Total operating expenses	1,050	1,051	3,268	3,146
Operating income	377	365	1,125	1,284
Interest and other income (expense), net	28	17	73	45
Income before provision for income taxes	405	382	1,198	1,329
Provision for income taxes	112	92	331	238
Net income	293	290	867	1,091
Earnings per share
Basic	1.12	1.08	3.28	4.03
Diluted	1.11	1.07	3.26	4.01
Number of shares used in computation
Basic	262	269	264	271
Diluted	265	271	266	272

Results (in $ millions, except per share data)
The following table reports the variance of the actuals versus our guidance provided on October 29, 2024 for the three months ended December 31, 2024 plus a comparison to the actuals for the three months ended December 31, 2023.

	Three Months Ended December 31,
	2024 Guidance (Mid-Point)		2024 Actuals	2023 Actuals
		Variance
Net revenue
Net revenue	1,950	(67)	1,883	1,945
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	525	(193)	332	421
Cost of revenue
Cost of revenue	465	(9)	456	529
GAAP-based financial data
Acquisition-related expenses	(10)	—	(10)	(16)
Stock-based compensation	(5)	2	(3)	(2)
Operating expenses
Operating expenses	1,125	(75)	1,050	1,051
GAAP-based financial data
Acquisition-related expenses	(20)	4	(16)	(21)
Restructuring and related charges	(5)	5	—	—
Stock-based compensation	(165)	5	(160)	(149)
Income before tax
Income before tax	371	34	405	382
GAAP-based financial data
Acquisition-related expenses	30	(4)	26	37
Change in deferred net revenue (online-enabled games)[1]	525	(193)	332	421
Restructuring and related charges	5	(5)	—	—
Stock-based compensation	170	(7)	163	151
Tax rate used for management reporting	19%		19%	19%
Earnings per share
Basic	0.94	0.18	1.12	1.08
Diluted	0.94	0.17	1.11	1.07
Number of shares used in computation
Basic	264	(2)	262	269
Diluted	266	(1)	265	271

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in $ millions)

	December 31, 2024	March 31, 2024[2]
ASSETS
Current assets:
Cash and cash equivalents	2,776	2,900
Short-term investments	379	362
Receivables, net	742	565
Other current assets	375	420
Total current assets	4,272	4,247
Property and equipment, net	566	578
Goodwill	5,376	5,379
Acquisition-related intangibles, net	320	400
Deferred income taxes, net	2,467	2,380
Other assets	450	436
TOTAL ASSETS	13,451	13,420

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued, and other current liabilities	1,298	1,276
Deferred net revenue (online-enabled games)	1,806	1,814
Total current liabilities	3,104	3,090
Senior notes, net	1,883	1,882
Income tax obligations	573	497
Other liabilities	479	438
Total liabilities	6,039	5,907

Stockholders’ equity:
Common stock	3	3
Retained earnings	7,472	7,582
Accumulated other comprehensive loss	(63)	(72)
Total stockholders’ equity	7,412	7,513
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	13,451	13,420

2Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in $ millions)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
OPERATING ACTIVITIES
Net income	293	290	867	1,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, accretion and impairment	75	82	277	255
Stock-based compensation	163	151	480	436
Change in assets and liabilities
Receivables, net	268	183	(179)	(184)
Other assets	41	112	21	186
Accounts payable, accrued, and other liabilities	44	45	161	(155)
Deferred income taxes, net	(39)	(20)	(89)	88
Deferred net revenue (online-enabled games)	331	421	(8)	18
Net cash provided by operating activities	1,176	1,264	1,530	1,735

INVESTING ACTIVITIES
Capital expenditures	(50)	(52)	(167)	(148)
Proceeds from maturities and sales of short-term investments	127	148	366	450
Purchase of short-term investments	(139)	(147)	(376)	(460)
Net cash used in investing activities	(62)	(51)	(177)	(158)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	1	3	43	43
Cash dividends paid	(50)	(51)	(151)	(154)
Cash paid to taxing authorities for shares withheld from employees	(72)	(58)	(211)	(178)
Common stock repurchases and excise taxes paid	(383)	(325)	(1,133)	(975)
Net cash used in financing activities	(504)	(431)	(1,452)	(1,264)

Effect of foreign exchange on cash and cash equivalents	(31)	14	(25)	5
Change in cash and cash equivalents	579	796	(124)	318
Beginning cash and cash equivalents	2,197	1,946	2,900	2,424
Ending cash and cash equivalents	2,776	2,742	2,776	2,742

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions, except per share data)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY24	FY24	FY25	FY25	FY25	Change
Net revenue
Net revenue	1,945	1,779	1,660	2,025	1,883	(3%)
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	421	(113)	(398)	54	332
Gross profit
Gross profit	1,416	1,422	1,397	1,569	1,427	1%
Gross profit (as a % of net revenue)	73%	80%	84%	78%	76%
GAAP-based financial data
Acquisition-related expenses	16	29	10	10	10
Change in deferred net revenue (online-enabled games)[1]	421	(113)	(398)	54	332
Stock-based compensation	2	2	4	4	3
Operating income
Operating income	365	234	364	384	377	3%
Operating income (as a % of net revenue)	19%	13%	22%	19%	20%
GAAP-based financial data
Acquisition-related expenses	37	101	27	27	26
Change in deferred net revenue (online-enabled games)[1]	421	(113)	(398)	54	332
Restructuring and related charges	—	61	6	52	—
Stock-based compensation	151	148	143	174	163
Net income
Net income	290	182	280	294	293	1%
Net income (as a % of net revenue)	15%	10%	17%	15%	16%
GAAP-based financial data
Acquisition-related expenses	37	101	27	27	26
Change in deferred net revenue (online-enabled games)[1]	421	(113)	(398)	54	332
Restructuring and related charges	—	61	6	52	—
Stock-based compensation	151	148	143	174	163
Tax rate used for management reporting	19%	19%	19%	19%	19%
Diluted earnings per share	1.07	0.67	1.04	1.11	1.11	4%
Number of shares used in computation
Basic	269	267	266	264	262
Diluted	271	270	268	266	265

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY24	FY24	FY25	FY25	FY25	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by composition
Full game downloads	431	265	190	475	446	3%
Packaged goods	187	68	60	241	153	(18%)
Full game	618	333	250	716	599	(3%)
Live services and other	1,327	1,446	1,410	1,309	1,284	(3%)
Total net revenue	1,945	1,779	1,660	2,025	1,883	(3%)
Full game	32%	19%	15%	35%	32%
Live services and other	68%	81%	85%	65%	68%
Total net revenue %	100%	100%	100%	100%	100%
GAAP-based financial data
Full game downloads	32	(37)	(47)	70	25
Packaged goods	4	(37)	(35)	46	9
Full game	36	(74)	(82)	116	34
Live services and other	385	(39)	(316)	(62)	298
Total change in deferred net revenue (online-enabled games) by composition[1]	421	(113)	(398)	54	332

Net revenue by platform
Console	1,229	1,049	1,005	1,374	1,215	(1%)
PC & Other	420	423	365	364	392	(7%)
Mobile	296	307	290	287	276	(7%)
Total net revenue	1,945	1,779	1,660	2,025	1,883	(3%)
GAAP-based financial data
Console	377	(94)	(328)	108	275
PC & Other	33	(10)	(70)	(37)	33
Mobile	11	(9)	—	(17)	24
Total change in deferred net revenue (online-enabled games) by platform[1]	421	(113)	(398)	54	332

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY24	FY24	FY25	FY25	FY25	Change
CASH FLOW DATA
Investing cash flow	(51)	(49)	(69)	(46)	(62)
Investing cash flow - TTM	(195)	(207)	(232)	(215)	(226)	(16%)
Financing cash flow	(431)	(360)	(546)	(402)	(504)
Financing cash flow - TTM	(1,622)	(1,624)	(1,688)	(1,739)	(1,812)	(12%)
Operating cash flow	1,264	580	120	234	1,176
Operating cash flow - TTM	2,352	2,315	2,076	2,198	2,110	(10%)
Capital expenditures	52	51	67	50	50
Capital expenditures - TTM	195	199	221	220	218	12%
Free cash flow[3]	1,212	529	53	184	1,126
Free cash flow[3] - TTM	2,157	2,116	1,855	1,978	1,892	(12%)
Common stock repurchases and excise taxes paid	325	325	375	375	383	18%
Cash dividends paid	51	51	50	51	50	(2%)
DEPRECIATION
Depreciation expense	48	50	51	51	51	6%
BALANCE SHEET DATA
Cash and cash equivalents	2,742	2,900	2,400	2,197	2,776
Short-term investments	362	362	366	366	379
Cash and cash equivalents, and short-term investments	3,104	3,262	2,766	2,563	3,155	2%
Receivables, net	867	565	433	1,012	742	(14%)
STOCK-BASED COMPENSATION
Cost of revenue	2	2	4	4	3
Research and development	108	104	101	122	119
Marketing and sales	14	14	12	16	14
General and administrative	27	28	26	32	27
Total stock-based compensation	151	148	143	174	163
RESTRUCTURING AND RELATED CHARGES
Restructuring	—	59	2	51	1
Office space reductions	—	2	4	1	(1)
Total restructuring and related charges	—	61	6	52	—

3Free cash flow is defined as Operating cash flow less Capital expenditures.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(in $ millions)

The following table provides a reconciliation of non-GAAP operating income and margin to their most directly comparable GAAP financial measure for the three months ended December 31, 2024 plus a comparison to the actuals for the three months ended December 31, 2023.

	Three Months Ended
	December 31,
	2024	2023	YOY % Change

Net revenue	1,883	1,945	(3%)

GAAP operating income	377	365	3%
Acquisition-related expenses	26	37
Stock-based compensation	163	151
Non-GAAP operating income	566	553	2%

GAAP operating margin	20.0%	18.8%
Non-GAAP operating margin	30.1%	28.4%
Impact from change in deferred net revenue (online-enabled games)	1040 bps	1280 bps

ELECTRONIC ARTS INC. AND SUBSIDIARIES
GAAP Guidance to Non-GAAP Guidance
(in $ millions)

The following table provides GAAP to Non-GAAP reconciliation of the Company’s FY25 guidance.

	Twelve Months Ending March 31, 2025
	GAAP-Based Financial Data									GAAP-Based Financial Data
		A		B	C	D
	GAAP Guidance Range			Acquisition-related expenses[5]	Restructuring and related charges[5]	Stock-based compensation[5]	Non-GAAP Guidance Range = A + B +C + D			Change in deferred net revenue (online-enabled games)[5]

Net revenue	7,250	to	7,400	—	—	—	7,250	to	7,400	(250)
Cost of revenue	1,480	to	1,490	(40)	—	(15)	1,425	to	1,435	—
Operating expense	4,380	to	4,390	(70)	(65)	(630)	3,615	to	3,625	—
Operating margin	19.2%	to	20.5%	150 bps	90 bps	880 bps	30.5%	to	31.6%	(250) bps to (240) bps
Income before provision for income taxes	1,483	to	1,614	110	65	645	2,303	to	2,434	(250)
Net income[4]	1,038	to	1,130

Number of shares used in computation:
Diluted	266

4 The Company uses a tax rate of 19% internally to evaluate its operating performance and to forecast, plan and analyze future periods.
5 The mid-point of the range has been used for purposes of presenting reconciling items to operating margin.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
GAAP-Based Financial Data for Guidance
(in $ millions)

The following table provides supplemental information to the Company’s Q4 FY25 guidance.

	Three Months Ending March 31, 2025
	GAAP-Based Financial Data

	GAAP Guidance Range			Acquisition-related expenses	Restructuring and related charges	Stock-based compensation	Change in deferred net revenue (online-enabled games)

Net revenue	1,682	to	1,832	—	—	—	(238)
Cost of revenue	305	to	315	(10)	—	(4)	—
Operating expense	1,112	to	1,122	(20)	(7)	(161)	—
Income before provision for income taxes	285	to	416	30	7	165	(238)
Net income[4]	171	to	263

Number of shares used in computation:
Diluted	264

4 The Company uses a tax rate of 19% internally to evaluate its operating performance and to forecast, plan and analyze future periods.

Non-GAAP Financial Measures
As a supplement to the Company’s financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company presents certain non-GAAP measures of financial performance, including non-GAAP operating margin and free cash flow. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the Company’s results of operations as determined in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
The non-GAAP financial measures exclude acquisition-related expenses, stock-based compensation, restructuring and related charges, and capital expenditures, as applicable in any given reporting period and our outlook. The Company may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures. Management believes that these non-GAAP financial measures provide investors with additional useful information to better understand and evaluate the Company’s operating results and future prospects because they exclude certain items that may not be indicative of the Company’s core business, operating results, or future outlook. These non-GAAP financial measures, with further adjustments are used by management to understand ongoing financial and business performance.

The Company uses a tax rate of 19% internally to evaluate its operating performance and to forecast, plan, and analyze future periods. Accordingly, the Company applies the same tax rate to its management reporting financial results.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measure.